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                                                                   EXHIBIT 23(a)


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of First Albany Companies Inc. on Form S-8 related to the First Albany Companies Inc. Stock Bonus Plan (File No. 0-14140) of our report dated February 12, 1999 on our audits of the consolidated financial statements and financial statement schedule of First Albany Companies Inc. as of December 31, 1998 and December 31, 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the 1998 Annual Report on Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP

Albany, New York
March 31, 1999